SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report   (Date of earliest event reported)
                June 16, 1998           (June 9, 1998)


                           CABLE & CO. WORLDWIDE, INC.
             (Exact name of Registrant as specified in its charter)


        Delaware                          0-20769                22-3341195
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
incorporation or organization)                              Identification No.)

                   724 Fifth Avenue, New York, New York 10019
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (212) 489-9686


                                       n/a
          (Former name or former address, if changed since last report)




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Item 4.  Change in Registrant's Certifying Accountant

On June 9, 1998, Goldstein Golub Kessler & Company, P.C. resigned as the Company's independent auditors as a result of procedural issues relating to the coordination of matters between the Company and Goldstein Golub Kessler & Company, P.C. The report of Goldstein Golub Kessler & Company, P.C. on the financial statements of the Company for each of the past two years did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except that the auditor's report for the year ended December 31, 1997 did contain an emphasis of a matter paragraph regarding the uncertainty as to the Company's ability to continue as a going concern. The Company believes, and has been advised by Goldstein Golub Kessler & Company, P.C. that it concurs in such belief, that during the two most recent fiscal years and the subsequent interim period preceding the resignation of Goldstein Golub Kessler & Company, P.C., the Company and Goldstein Golub Kessler & Company, P.C. did not have any disagreement on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement if not resolved to the satisfaction of Goldstein Golub Kessler & Company, P.C. would have caused Goldstein Golub Kessler & Company, P.C. to make reference to the matter in their reports.

The Company has engaged Feldman Sherb Ehrlich & Co., P.C., as its new independent auditors.


Exhibit Index.

16.1     Letter on Change in Certifying Accountant.


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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     June 16, 1998


                                            CABLE & CO. WORLDWIDE, INC.
                                            (Registrant)



                                            By: /s/ Alan Kandall
                                                ALAN KANDALL
                                                President